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                                                                  Exhibit 10.16a

                 AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT

            AMENDMENT NO. 2, dated as of May 5, 2000, among SELECTIVE INSURANCE GROUP, INC., a New Jersey corporation ("Selective"), having an office at 40 Wantage Avenue, Branchville, New Jersey 07826, SELECTIVE INSURANCE COMPANY OF AMERICA, a New Jersey corporation ("SICA"), having an office at 40 Wantage Avenue, Branchville, New Jersey 07826, and GREGORY E. MURPHY, having an address at 10 Condit Road, Mountain Lakes, New Jersey 07046 (the "Executive"), to Employment Agreement dated as of August 1, 1995, among Selective, SICA and the Executive, as heretofore amended by Amendment No. 1 thereto dated as of May 1, 1998 (as so amended, the "Employment Agreement").

            WHEREAS, Selective, SICA and the Executive have executed and delivered the Employment Agreement, and Selective has guaranteed all of the obligations of SICA as the Employer under the Employment Agreement; and

            WHEREAS, the parties hereto desire to further amend the Employment Agreement to modify the description of the duties of the Executive, as set forth in Section 4(a) of the Employment Agreement, and to modify the Salary (as defined in Section 3 of the Employment Agreement) provided for therein.

            THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto agree as follows:

            1. The Salary, as defined and provided for in Section 3 of the Employment Agreement, shall be paid to the Executive at a rate of not less than Four Hundred Seventy-Five Thousand and 00/100 ($475,000.00) Dollars per year during the Renewal Term.

            2. The Executive is presently serving as an President and Chief Executive Officer of SICA and Selective, and all reference to the Employment Agreement to Executive serving as an President and Chief Executive Officer of the Company (as defined in the Employment Agreement) are hereby amended to refer to the Executive as an Chairman of the Board, President and Chief Executive Officer of the Company (as defined in the Employment Agreement) and Selective.

            3. Selective reaffirms that it guarantees to the Executive the full performance by SICA of all of its obligations under the Employment Agreement as amended herein.

            4. Except as amended herein, the Employment Agreement shall continue in full force and effect on and after the date hereof.

            IN WITNESS WHEREOF, this Amendment has been duly executed by the Executive and on behalf of Selective and SICA by their duly authorized officers as of the date and year first above written.

                                        SELECTIVE INSURANCE GROUP, INC.


                                        By:_____________________________________
                                           Name:  Thornton R.Land
                                           Title: Executive Vice President and
                                                  General Counsel
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                                        SELECTIVE INSURANCE COMPANY
                                        OF AMERICA


                                        By:_____________________________________
                                           Name:  Thornton R. Land
                                           Title: Executive Vice President and
                                                  General Counsel


                                        ________________________________________
                                        Executive